UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2023

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive
Suite 101
Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On February 16, 2023, Vor Biopharma Inc. (the “Company”) issued a press release announcing additional clinical data from VBP101, its Phase 1/2a multicenter, open-label, first-in-human study of trem-cel (previously VOR33) in patients with acute myeloid leukemia. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the U.S. Securities Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

Clinical Update

On February 16, 2023, the Company announced additional clinical data from VBP101, its Phase 1/2a multicenter, open-label, first-in-human study of trem-cel (previously VOR33) in patients with acute myeloid leukemia. In the first patient, trem-cel maintained hematopoiesis through three cycles of Mylotarg (gemtuzumab ozogamicin), which was well-tolerated at the initial dose level of 0.5 mg/m2. A second patient has successfully received a trem-cel transplant and engrafted normally.

Trem-cel Safety & Durability

Patient 1 maintained neutrophil and platelet counts approximately five months (147 days) after transplantation with trem-cel. Due to detectable measurable residual disease, Patient 1 was moved to other therapies following administration of the third dose of Mylotarg, subsequently relapsed, and remains on study for long-term follow-up.

Similar to Patient 1, Patient 2 successfully received a trem-cel transplant and showed robust cell recovery with neutrophil engraftment occurring at Day 11 and platelet recovery on Day 17. Trem-cel was well tolerated in both patients, with no related and no unexpected adverse events (“AEs”) reported.

No Hematological Toxicity Observed Through Repeated Doses of Mylotarg

In Patient 1, neutrophil and platelet cell counts were maintained following three sequential Mylotarg doses at 0.5 mg/m2. This suggests potential protection from Mylotarg-related hematotoxicity. The only AE observed possibly related to Mylotarg through dose 3 was low grade nausea and vomiting, a known side-effect of Mylotarg. Mylotarg first-dose pharmacokinetics revealed 0.5 mg/m2 achieved Cmax and AUC parameters equivalent to 1-2 and 4-5 mg/m2 accordingly, potentially due to the decreased CD33 antigen sink.

Evidence of Mylotarg Causing CD33-negative Donor Cell Enrichment

In Patient 1, CD33-negative donor hematopoiesis was enriched across hematopoietic cell types following Mylotarg administration. In addition, the CD33 deletion was observed in donor cells of myeloid and lymphoid origin which were both enriched following Mylotarg, suggesting that CD33 is expressed in early hematopoietic cells and that Mylotarg treatment enriches for edited donor cells.

Interest in enrollment in VBP101 continues to be strong with a high level of investigator enthusiasm at all nine study sites. The company is moving forward with dose escalation of Mylotarg per the 3+3 dose escalation schema in the protocol. The Company is also on-track to submit an IND in the first half of 2023 for VCAR33ALLO, a CAR-T therapy using allogeneic healthy donor-derived cells, which it intends use in combination with trem-cel as a Treatment System.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 16, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

	By:	/s/ Robert Ang
Robert Ang
Chief Executive Officer
Date: February 16, 2023